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                                                               EXHIBIT 10.59

                                 LOAN AGREEMENT

      LOAN AGREEMENT (this "Agreement") dated as of 6-22-99 between CAP ROCK COOPERATIVE FINANCE CORPORATION ("Borrower"), a corporation organized and existing under the laws of the State of Texas, and NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION ("CFC"), a cooperative association incorporated under the laws of the District of Columbia.

                                    RECITALS

      WHEREAS, the Borrower has applied to CFC for a loan and agrees to use the proceeds thereof for the purpose set forth on Schedule 1 hereto, consistent with the Borrower's articles of incorporation, bylaws and applicable federal, state and local laws and regulations;

      WHEREAS, CFC has approved a loan to the Borrower in the aggregate principal amount of the CFC Commitment, subject to the terms and conditions stated herein; and

      WHEREAS, the Borrower has agreed to execute one or more secured promissory notes to evidence Borrower's indebtedness to CFC under this Agreement.

      NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree and bind themselves as follows:

                                     ARTICLE I

                                   DEFINITIONS

      SECTION 1. For purposes of this Agreement, the following capitalized terms shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof). Capitalized terms that are not defined herein shall have the meanings as set forth in the Security Agreement.

      "ACCOUNTING REQUIREMENTS" shall mean any system of accounts prescribed by a federal regulatory authority having jurisdiction over the Borrower or, in the absence thereof, the requirements of generally accepted accounting principles applicable to businesses similar to that of the Borrower.

      "ADVANCE" OR "ADVANCES" shall mean one or more advances of funds by CFC to Borrower under a Note and pursuant to the terms and conditions of this Agreement.

      "AMORTIZATION BASIS DATE" shall mean, with respect to an Advance that amortizes, the earlier of (a) two (2) years from the date hereof, (b) the date on which the CFC Commitment has been fully advanced, (c) the date the date Borrower selects to begin amortizing such Advance as stated on Schedule 1 hereto, or, if not stated on Schedule 1, then such date as stated on the written funds requisition submitted by Borrower to CFC pursuant to the terms hereof.


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      "BUSINESS DAY" shall mean any day that both CFC and the depository it utilizes for funds transfers hereunder are open for business.

      "CFC COMMITMENT" shall have the meaning as defined in Schedule 1.

      "CFC FIXED RATE" shall mean the fixed rate as available for loans similarly classified pursuant to CFC's policies and procedures in effect at the time a conversion request is approved.

      "CFC FIXED RATE TERM" shall mean the specific period of time that a CFC Fixed Rate is in effect.

      "CFC VARIABLE RATE" shall mean the rate established by CFC for variable interest rate loans similarly classified pursuant to CFC's policies and procedures in effect in effect at the time a conversion request is approved.

      "COLLATERAL" shall have the meaning as defined in the Security Agreement.

      "CONVERSION REQUEST" shall mean a request from any duly authorized official of the Borrower, in form and substance satisfactory to CFC, that requests an interest rate conversion.

      "DEBT SERVICE COVERAGE RATIO ("DSC")" shall mean the ratio determined as follows: for any calendar year add (a) Operating Margins, (b) Non-Operating Margins--Interest, (c) Interest Expense, (d) Depreciation and Amortization Expense for such year, and (e) cash received in respect of generation and transmission and other capital credits, and divide the sum so obtained by the sum of all payments of Principal and Interest Expense during such calendar year; PROVIDED, HOWEVER, that in the event that any Long-Term Debt has been refinanced during such year the payments of Principal and Interest required to be made during such year on account of such Long-Term Debt shall be based (in lieu of actual payments required to be made on such refinanced Long-Term Debt) upon the larger of (i) an annualization of the payments required to be made with respect to the refinancing debt during the portion of such year such refinancing debt is outstanding or (ii) the payment of Principal and Interest Expense required to be made during the following year on account of such refinancing debt.

      "DEPRECIATION AND AMORTIZATION EXPENSE" shall mean an amount constituting the depreciation and amortization of the Borrower computed pursuant to Accounting Requirements.

      "DISTRIBUTIONS" shall have the meaning defined in Section 5.H.

      "EQUITIES AND MARGINS" shall mean Borrower's equities and margins computed pursuant to Accounting Requirements.

      "EQUITY" shall mean the aggregate of Borrower's Equities and Margins computed pursuant to Accounting Requirements.

      "INTEREST EXPENSE" shall mean an amount constituting the interest expense with respect to Total Long-Term Debt of the Borrower computed pursuant to Accounting Requirements. In computing Interest Expense, there shall be added, to the extent not otherwise included, an

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amount equal to 33-1/3% of the excess of Restricted Rentals paid by the Borrower over two percent (2%) of the Borrower's Equities and Margins.

      "LCTC" shall mean the Loan Capital Term Certificate as described in
Section 4.H. hereto.

      "LONG-TERM DEBT" shall mean any amount included in Total Long-Term Debt pursuant to Accounting Requirements.

      "MATURITY DATE", with respect to each Note, shall mean the date set forth therein, PROVIDED, HOWEVER, that if such date is not a Payment Date, then the Maturity Date shall be the Payment Date immediately preceding such date.

      "NON-OPERATING MARGINS--INTEREST" shall mean the amount of non-operating margins--interest of Borrower computed pursuant to Accounting Requirements.

      "NOTE" or "NOTES" shall mean one or more secured promissory notes executed by Borrower pursuant to this Agreement in the aggregate principal amount of the CFC Commitment.

      "OPERATING MARGINS" shall mean the amount of net patronage capital and operating margins of the Borrower computed pursuant to Accounting Requirements.

      "PATRONAGE CAPITAL OR OPERATING MARGINS" shall mean the amount of net patronage capital or margins of the Borrower computed pursuant to Accounting Requirements.

      "PAYMENT DATE" shall mean the last day of each of the months referred to in Schedule 1.

      "PAYMENT NOTICE" shall mean a notice furnished by CFC to Borrower that indicates the precise amount of each payment of principal and interest and the total amount of each payment.

      "PRINCIPAL" shall mean the amount of principal billed on account of Total Long-Term Debt of the Borrower as computed for purposes of the Accounting Requirements.

      "RESTRICTED RENTALS" shall mean all rentals required to be paid under finance leases and charged to income, exclusive of any amounts paid under any such lease (whether or not designated therein as rental or additional rental) for maintenance or repairs, insurance, taxes, assessments, water rates or similar charges. For the purpose of this definition the term "finance lease" shall mean any lease having a rental term (including the term for which such lease may be renewed or extended at the option of the lessee) in excess of three
(3) years and covering property having an initial cost in excess of $250,000 other than automobiles, trucks, trailers, other vehicles (including without limitation aircraft and ships), office, garage and warehouse space and office equipment (including without limitation computers).

      "SECURITY AGREEMENT" shall have the meaning set forth in Schedule 1.

      "TERMINATION DATE" shall mean a date four (4) years after the date hereof.

      "TOTAL ASSETS" shall mean an amount constituting the total assets of the Borrower computed pursuant to Accounting Requirements.

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      "TOTAL LONG-TERM DEBT" shall mean an amount constituting the long-term debt of the Borrower computed pursuant to Accounting Requirements.

                                   ARTICLE II

                                      LOAN

      SECTION 2.1. ADVANCES. CFC agrees to make, and the Borrower agrees to request, on the terms and conditions of this Agreement, Advances from time to time at the main office of CFC, or at such other place as may be mutually agreed upon, in an aggregate principal amount not to exceed the CFC Commitment.

      On the Termination Date, CFC may stop advancing funds and limit the CFC Commitment to the amount advanced prior to such date. The obligation of the Borrower to repay the Advances shall be evidenced by one or more Notes. The Borrower shall give CFC written notice of the date on which each Advance is to be made.

      SECTION 2.2. INTEREST RATE AND PAYMENT. Notes shall be payable and bear interest as follows:

      A.    PAYMENTS; MATURITY; AMORTIZATION.

      (1) Each Note shall have a Maturity Date as stated therein, PROVIDED, HOWEVER; that if such date is not a Payment Date, then the Maturity Date shall be the Payment Date immediately preceding such date.

      (2) Prior to or at the time of each amortizing Advance on a Note, Borrower may elect an amortization method and Amortization Basis Date for principal. If no election is made, then said Advance shall amortize on a level debt service basis, and the Amortization Basis Date shall be as provided in the definitions section of this Agreement.

            (a) AMORTIZING ADVANCES: Each amortizing Advance shall amortize over a period not to exceed thirty-five (35) years from the date of such Advance, PROVIDED, HOWEVER; that such period shall not extend beyond the Maturity Date. The Borrower, upon receipt of an invoice relating to an Advance, shall promptly pay interest only on each Payment Date until the first Payment Date of the first full quarter following the Amortization Basis Date. Thereafter, quarterly or monthly installments, as determined by CFC, of interest and/or principal in the amounts shown in the Payment Notice, shall be paid on each Payment Date; except that if not sooner paid, any amount due on account of the unpaid principal, interest accrued thereon and fees, if any, shall be due and payable on the Maturity Date. The amortization method and amortization term for each Advance shall be as stated on Schedule 1 or, if not so stated, then as stated on the written requisition for such Advance submitted by Borrower to CFC pursuant to the terms hereof or as otherwise set forth in the immediately preceding subparagraph (2).

            (b) NON-AMORTIZING ADVANCES: With the prior consent of CFC, the Borrower may elect not to amortize an Advance. In such case, the Advance shall be repaid within thirty-five (35) years from the date of such Advance, or the Maturity Date, whichever is earlier. On each


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Payment Date, Borrower shall promptly pay interest only until the final Payment
Date corresponding to the term of such Advance, or the Maturity Date (whichever is applicable), upon which date all unpaid principal, interest accrued thereon and fees, if any, shall be due and payable. If the term of a non-amortizing Advance ends on a date that is not a Payment Date, then the repayment of such Advance shall be due and payable on the Payment Date immediately preceding such date.

      (3) CFC will furnish to the Borrower a Payment Notice at least ten (10) days before each Payment Date, provided, however, that CFC's failure to send a Payment Notice shall not constitute a waiver by CFC or be deemed to relieve Borrower of its obligation to make payments as and when due as provided for herein.

      (4) No provision of this Agreement or the Notes shall require payment, or permit the collection, of interest in excess of the Maximum Lawful Rate. As used herein, "Maximum Lawful Rate" means the greater of (i) the highest non-usurious rate permitted by applicable United States law, or (ii) a rate per annum equal to the applicable weekly ceiling described in Chapter 303 of the Texas Finance Code and Art. 5069-1D.002 and Art. 5069-1D.003 of the Texas Credit Title, as amended, as such weekly ceiling is in effect from time to time. Unless precluded by law, changes in the Maximum Lawful Rate created by statute or governmental action during the term of the this Agreement and the Notes shall be immediately applicable to the Notes, the Advances, this Agreement, and all other agreements between the Borrower and CFC on the effective date of such changes.

      All agreements and transactions between the Borrower and CFC, whether now existing or hereafter arising, whether contained herein or in any other instrument, and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the term of any Advance or the maturity of any Note, late payment, prepayment, or otherwise, shall the amount of interest contracted for, charged or receive by CFC from the Borrower for the use, forbearance, or detention of the principal indebtedness or interest hereof, which remains unpaid from time to time, exceed the Maximum Lawful Rate, it particularly being the intention of the parties hereto to conform strictly to the applicable usury laws of the State of Texas (or applicable United States law to the extent that it permits the Borrower to contract for, charge or receive a greater amount of interest than under Texas law). Any interest payable hereunder or under any other instrument relating to the indebtedness evidenced hereby that is in excess of the Maximum Lawful Rate shall, in the event of acceleration of maturity, late payment, prepayment, or otherwise, be applied to a reduction of the unrepaid indebtedness hereunder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of such unrepaid indebtedness, such excess shall be refunded to the Borrower. To the extent not prohibited by applicable law, determination of the Maximum Lawful Rate shall at all times be made by amortizing, prorating, allocating and spreading in equal parts during the full term of this loan, all interest at any time contracted for, charged or received from the Borrower in connection with this loan, so that the actual rate of interest on account of such indebtedness is uniform throughout the term of this Agreement, the Notes, and all other agreements between the Borrower and CFC.

      B. APPLICATION OF PAYMENTS. Each payment shall be applied first to any charges other than interest or principal then due on the related Note, second to interest accrued on the principal amount to the due date of such payment on such Note (or, at the election of the holder of the Note, to the date of such payment if the same is not paid on its due date), and the balance to

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the reduction of principal against the Note according to an amortization schedule provided to Borrower by CFC.

      C. ELECTION OF INTEREST RATE AND INTEREST RATE COMPUTATION. Prior to each Advance on a Note, the Borrower must select in writing either a CFC Fixed Rate or the CFC Variable Rate, as follows:

      (1) CFC FIXED RATE. If the Borrower elects a CFC Fixed Rate for an Advance, then such rate shall be in effect for the CFC Fixed Rate Term selected by Borrower. CFC shall provide the Borrower with at least sixty (60) days prior written notice of the date on which a CFC Fixed Rate is no longer in effect. Pursuant to CFC's policies of general application for repricing, the Borrower may choose any of the interest rate options then available for similarly classified borrowers repricing from a CFC Fixed Rate. If Borrower does not select an interest rate in writing when a CFC Fixed Rate is subject to repricing, then outstanding Advances shall reprice for the same CFC Fixed Rate Term as in effect immediately prior to the repricing, and shall bear interest at the then prevailing CFC Fixed Rate in effect for such term. CFC agrees that its long-term loan policies will include a fixed interest rate option until the Maturity Date. For any Advance, the Borrower may not select a CFC Fixed Rate with a CFC Fixed Rate Term that extends beyond the Maturity Date. Interest on amortizing Advances bearing interest at a CFC Fixed Rate shall be computed for the actual number of days elapsed on the basis of a year of 365 days, until the first day of the complete calendar quarter following the Amortization Basis Date. Thereafter, interest shall be computed on the basis of a 30-day month and 360-day year. Interest on non-amortizing Advances bearing interest at a CFC Fixed Rate shall be computed for the actual number of days elapsed on the basis of a year of 365 days.

      (2) CFC VARIABLE RATE. If the Borrower elects the CFC Variable Rate for an Advance, then such CFC Variable Rate shall apply until the Maturity Date, unless the Borrower elects to convert to a CFC Fixed Rate pursuant to the terms hereof. Interest on Advances bearing interest at the CFC Variable Rate shall be computed for the actual number of days elapsed on the basis of a year of 365 days.

      SECTION 2.3. CONVERSION OF INTEREST RATES.

      A. CFC VARIABLE RATE TO A CFC FIXED RATE. The Borrower may, at its option, at any time convert from the CFC Variable Rate to a CFC Fixed Rate by submitting to CFC a Conversion Request requesting that a CFC Fixed Rate apply to any outstanding Advance. The rate shall be equal to the rate of interest offered by CFC in effect on the date of the Conversion Request. The effective date of the new interest rate shall be a date determined by CFC pursuant to its policies of general application following receipt of the Conversion Request.

      B. CFC FIXED RATE TO CFC VARIABLE RATE. The Borrower may, at its option, at any time convert a CFC Fixed Rate to the CFC Variable Rate by: (i) submitting a Conversion Request requesting that the CFC Variable Rate apply to any outstanding Advance; and (ii) paying to CFC promptly upon receipt of an invoice any applicable conversion fee calculated pursuant to CFC's long-term loan policies as established from time to time for similarly classified long-term loans. The effective date of the CFC Variable Rate shall be a date determined by CFC pursuant to its policies of general application following receipt of the Conversion Request.

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      C.    A CFC FIXED RATE TO ANOTHER CFC FIXED RATE. The Borrower may, at its
option, at any time convert from a CFC Fixed Rate to another CFC Fixed Rate if the Borrower: (i) submits a Conversion Request requesting that a CFC Fixed Rate apply to any outstanding loan balance on an Advance and (ii) pays to CFC promptly upon receipt of an invoice any applicable conversion fee calculated pursuant to CFC's long-term loan policies as established from time to time for similarly classified long-term loans. The effective date of the new interest rate shall be a date determined by CFC pursuant to its policies of general application following receipt of the Conversion Request.

      SECTION 2.4. PREPAYMENT. The Borrower may at any time, on not less than thirty (30) days prior written notice to CFC, prepay any Advance, in whole or in part, together with the interest accrued to the date of prepayment and any prepayment premium prescribed by CFC pursuant to its policies of general application in effect from time to time.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      SECTION 3. The Borrower represents and warrant to CFC as of the date of this Agreement that:

      A. GOOD STANDING. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, is duly qualified to do business and is in good standing in those states in which it is required to be qualified to conduct its business, and has the corporate power to enter into and perform this Agreement, to borrow hereunder and to give security as provided for herein.

      B. AUTHORITY. Borrower has the corporate power and authority to enter into this Agreement, the Note and the Security Agreement; to make the borrowing hereunder; to execute and deliver all documents and instruments required hereunder and to incur and perform the obligations provided for herein, in the Note and in the Security Agreement, all of which have been duly authorized by all necessary and proper corporate and other action; and no consent or approval of any person, including, without limitation, stockholders and members of Borrower and any public authority or regulatory body, which has not been obtained is required as a condition to the validity or enforceability hereof or thereof.

      C. NO CONFLICTING AGREEMENTS. This execution, delivery of and performance by Borrower of this Agreement, the Note and the Security Agreement, and the transactions contemplated hereby or thereby, will not: (i) violate any provision of law, any order, rule or regulation of any court or other agency of government, any award of any arbitrator, the articles of incorporation or by-laws of Borrower, or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which Borrower is a party or by which it or any of its property is bound; or (ii) be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such award, indenture, contract, agreement, mortgage, deed of trust or other instrument, or result in the creation or imposition of any Lien (other than contemplated hereby) upon any of the property or assets of Borrower.

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      D.    TAXES. Borrower has paid or caused to be paid all federal, state and local taxes to the extent that such taxes have become due. Borrower has filed or caused to be filed all federal, state and local tax returns which are required to be filed by Borrower.

      E. TITLE TO PROPERTIES. Borrower has good and marketable title to all of its real properties and owns all of its other properties and assets free and clear of any liens, except the lien of the Security Agreement and such liens and encumbrances as are permitted by the Security Agreement.

      F. LICENSES AND PERMITS. Borrower has duly obtained and now holds all licenses, permits, certifications, approvals and the like necessary to own and operate its property and business that are required by federal, state and local laws of the jurisdictions in which Borrower conducts its business and each remains valid and in full force and effect.

      G. LITIGATION. There are no outstanding judgments, suits, claims, actions or proceedings pending, or to the knowledge of the Borrower, threatened against or affecting the Borrower or its properties which, if adversely determined, would have a material adverse effect upon the financial condition or the business of the Borrower. The Borrower is not, to its knowledge, in default or violation with respect to any judgment, order, writ, injunction, decree, rule or regulation of any court, governmental agency or other instrumentality which would have a material adverse effect on the Borrower.

      H. FINANCIAL STATEMENTS. The balance sheet of the Borrower as at the date identified in Schedule 1 hereto, and the statement of operations of the Borrower for the period ending on said date, heretofore furnished to CFC, are complete and correct. Said balance sheet fairly presents the financial condition of the Borrower as at said date and said statement of operations fairly reflects its operations for the period ending on said date. The Borrower has no contingent obligations or unusual forward or long-term commitments except as specifically stated in said balance sheet or herein. There has been no material adverse change in the financial condition or operations of the Borrower from that set forth in said financial statements except changes disclosed in writing to CFC prior to the date hereof.

      I. LOCATION OF OFFICE. The chief executive office of the Borrower and the office where its records concerning accounts and contract rights are kept is identified in Schedule 1.

      J. LOCATION OF PROPERTIES. All property owned by the Borrower is located in the county(ies) identified in Schedule 1.

      K. NO OTHER LIENS. As to property which is presently included in the description of Collateral, the Borrower has not, without the prior written approval of CFC, signed any security agreement or mortgage or filed or permitted to be filed any financing statement with respect to assets owned by it, other than security agreements, mortgages and financing statements running in favor of CFC or except as disclosed in writing to CFC prior to the date hereof.

      L. REQUIRED APPROVALS. No license, consent or approval of any governmental agency or authority is required to enable the Borrower to enter into this Agreement, any Note or the Security Agreement, or to perform any of its obligations provided for in such documents, except as disclosed in Schedule 1, all of which Borrower has obtained prior to the date hereof.

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                                   ARTICLE IV

                              CONDITIONS OF LENDING

      SECTION 4. The obligation of CFC to make any Advance hereunder is subject to satisfaction of the following conditions:

      A. LEGAL MATTERS. All legal matters incident to the consummation of the transactions hereby contemplated shall be satisfactory to counsel for CFC and, as to all matters of local law, to such local counsel as counsel for CFC may retain.

      B. DOCUMENTS. CFC shall have been furnished with executed originals, satisfactory to CFC, of this Agreement, each Note and the Security Agreement and certified copies, satisfactory to CFC, of all such corporate documents and proceedings of the Borrower authorizing the transactions hereby contemplated as CFC shall require. CFC shall have received an opinion of counsel for the Borrower addressing such legal matters as CFC shall reasonably require.

      C. GOVERNMENT APPROVALS. The Borrower shall have furnished to CFC true and correct copies of all certificates, authorizations and consents necessary for the execution, delivery or performance by the Borrower of this Agreement, each Note and the Security Agreement.

      D. REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Article II shall be true on the date of the making of each Advance hereunder with the same effect as though such representations and warranties had been made on such date; no Event of Default specified in Article VI and no event which, with the lapse of time or the notice and lapse of time specified in
Article VI would become such an Event of Default, shall have occurred and be continuing or will have occurred after giving effect to the Advance on the books of the Borrower; there shall have occurred no material adverse change in the business or condition, financial or otherwise, of the Borrower; and nothing shall have occurred which in the opinion of CFC materially and adversely affects the Borrower's ability to meet its obligations hereunder.

      E. FINANCING STATEMENT. A financing statement (and any amendments or continuation statements as CFC may require from time to time) shall have been duly filed, recorded or indexed to perfect a security interest in the Collateral wherever CFC shall have requested, all in accordance with applicable law, and the Borrower shall have paid all applicable taxes, recording and filing fees and caused satisfactory evidence thereof to be furnished to CFC.

      F. REQUISITIONS. Borrower shall have requested the Advance in writing by submitting its requisition to CFC in form and substance satisfactory to CFC.

      G. OTHER INFORMATION. Borrower shall have furnished such other information as CFC may reasonably require, including but not limited to (i) information regarding the specific purpose for an Advance and the use thereof, and (ii) feasibility studies, cash flow projections, financial analyses and pro forma financial statements sufficient to demonstrate to CFC's reasonable satisfaction that after giving effect to the Advance requested, Borrower shall continue to achieve the DSC ratio set forth in Section 5.B. herein, to meet all of its debt service obligations, and

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otherwise to perform and to comply with all other covenants and conditions set forth in this Agreement.

      H. LOAN CAPITAL TERM CERTIFICATE. The Borrower shall purchase an LCTC in the amount of five percent (5%) of each Advance hereunder at the time of and with funds from such Advance or from such other source as CFC may approve.

      I. SPECIAL CONDITIONS. Borrower shall have complied with any special conditions listed in Schedule 1.

      J. GUARANTY. CFC shall have been furnished with (i) an executed original of an absolute and unconditional guaranty of the Borrower's obligations hereunder from a guarantor acceptable to CFC, (ii) certified copies of all such corporate documents and proceedings of said guarantor relating to such guaranty, and (iii) and an opinion of counsel for the guarantor addressing such legal matters as CFC shall reasonably require. The documentation identified in (i) through (iii) shall be in form and substance satisfactory to CFC.

                                    ARTICLE V

                                    COVENANTS

      SECTION 5. Borrower covenants and agrees with CFC that until payment in full of all Notes and performance of all obligations of the Borrower hereunder:

      A. MEMBERSHIP. Borrower agrees that it will either (i) remain a member in good standing of CFC, (ii) continue to be owned, controlled or operated by one or more Class A, B, or C members of CFC, or (iii) as determined by CFC, continue to provide substantial benefit to one or more Class A, B, or C members of CFC.

      B. FINANCIAL RATIOS. The Borrower, subject to events in the judgment of CFC to be beyond the control of the Borrower, shall so operate and manage its business as to achieve an annual DSC of not less than that identified on
Schedule 1 hereto, said DSC ratio being determined by averaging the two (2) highest annual ratios during the most recent three (3) calendar years.

      C. ANNUAL CERTIFICATES. Within one hundred twenty (120) days after the close of each calendar year, commencing with the year following the year in which the initial Advance here under shall have been made, Borrower will deliver to CFC a written statement, in form and substance satisfactory to CFC, signed by Borrower's General Manager or other authorized executive officer, stating that during such year, and that to the best of said person's knowledge, the Borrower has fulfilled all of its obligations under this Agreement, each Note, and the Security Agreement throughout such year or, if there has been a default in the fulfillment of any such obligations, specifying each such default known to said person and the nature and status thereof. Borrower shall also deliver to CFC such other information as CFC may reasonably request from time to time.

      D. NOTICE OF CHANGE IN CHIEF EXECUTIVE OFFICE. Borrower will not change the location of its principal place of business or the office where its records concerning accounts and

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contract rights are kept without giving prior written notice to CFC thirty
(30) days prior to the effective date of any change.

      E. MANAGEMENT FEES. Borrower agrees that it will not pay any management fees or, if currently paying a management fee, pay any increase in management fees without the prior written consent of CFC.

      F. FINANCIAL BOOKS; FINANCIAL REPORTS; RIGHT OF INSPECTION. The Borrower will at all times keep, and safely preserve, proper books, records and accounts in which full and true entries will be made of all of the dealings, business and affairs of the Borrower, in accordance with generally accepted accounting principles. When requested by CFC, the Borrower will prepare and furnish CFC from time to time, not later than the last day of each month, financial and statistical reports on its condition and operations for the previous month. Such reports shall be in such form and include such information as may be specified by CFC, including without limitation an analysis of Borrower's revenues, expenses and consumer accounts. Within one hundred twenty
(120) days of the end of each calendar year during the term hereof, Borrower shall furnish to CFC a full and complete report of its financial condition and statement of its operations as of the end of such calendar year, in form and substance satisfactory to CFC. In addition, within one hundred twenty (120) days of the end of each Borrower's fiscal years during the term hereof, Borrower shall furnish to CFC a full and complete report of its financial condition and statement of its operations as of the end of such fiscal year, audited and certified by independent certified public accountants nationally recognized or otherwise satisfactory to CFC and accompanied by a report of such audit in form and substance satisfactory to CFC. CFC, through its representatives, shall at all times during reasonable business hours and upon prior notice have access to, and the right to inspect and make copies of, any or all books, records and accounts, and any or all invoices, contracts, leases, payrolls, canceled checks, statements and other documents and papers of every kind belonging to or in the possession of the Borrower or in any way pertaining to its property or business.

      G. LIMITATIONS ON MERGERS AND SALE, LEASE OR TRANSFER OF CAPITAL ASSETS. The Borrower shall not consolidate with, merge, or sell all or substantially all of its business or assets, to another entity without the prior written consent of CFC.

      H.    LIMITATIONS ON DIVIDENDS, PATRONAGE REFUNDS AND OTHER DISTRIBUTIONS.

      (1) The Borrower may make Distributions in any calendar year if, after giving effect to the Distribution, the total Equity of the Borrower will be at least thirty percent (30%) of its Total Assets.

      (2) If, after giving effect to the Distribution, the total Equity of the Borrower will be less than thirty percent (30%) of its Total Assets, then the Borrower may nevertheless make Distributions of up to thirty percent (30%) of its Patronage Capital or Operating Margins for the preceding calendar year.

      (3)   Notwithstanding anything to the contrary in subparagraphs (1) and
(2) above, the Borrower shall not make any Distribution without the prior written consent of CFC if (a) a payment default or other Event of Default under this Agreement has occurred and is continuing, or (b) after giving effect to the Distribution, the Borrower's total current and accrued assets would be less than its total current and accrued liabilities, or (c) such Distribution would be in excess of the Distributions permitted by subparagraphs
(1) or (2), above.

      (4) For purposes of this paragraph H.,the term "Distribution" means any dividend, patronage refund, patronage capital retirement or cash distribution to its members, stockholders or consumers (including but not limited to any general cancellation or abatement of charges for electric energy or services furnished by the Borrower). The term "Distribution" shall not include (a) a distribution by the Borrower to the estate of a deceased patron, (b) repayment by the Borrower of a membership fee upon termination of a membership, or (c) any rebate to a patron resulting from a cost abatement received by the Borrower, such as a reduction of wholesale power cost previously incurred.

      I.    LIMITATIONS ON LOANS, INVESTMENTS AND OTHER OBLIGATIONS.

      (a) The Borrower shall not, without first obtaining the written approval of CFC: (i) purchase or make any commitment to purchase any stock, bonds, notes, debentures, or other securities or obligations of or beneficial interests in,
(ii) make any other investment in, (iii) make any loan to, or (iv) guarantee, assume, or otherwise become liable for any obligation of any corporation, association, partnership, joint venture, trust, government or any agency or department thereof, or any other entity of any kind if the aggregate amount of all such purchases, investments, loans and guarantees exceeds the greater of three percent (3%) of Total Assets or twenty-five percent (25%) of Equities and Margins.

      (b) The following shall not be included in the limitation of purchases, investments, loans and guarantees in (a) above: (i) bonds, notes, debentures, stock, or other securities or obligations issued by or guaranteed by the United States government or any agency or instrumentality thereof; (ii) bonds, notes, debentures, stock, commercial paper, subordinated capital certificates, or any other security or obligation of institutions whose senior unsecured debt obligations are rated by at least two nationally recognized rating organizations in either of their two highest categories; (iii) investments incidental to loans made by CFC; and (iv) any deposit that is fully insured by the Federal Government.

      (c)   In no event may the Borrower take any action pursuant to subsection
(a) when there is: (i) unpaid any due installment of principal and/or interest on a Note; or (ii) Borrower has failed to meet the financial ratio tests in
Section 5.B. herein.

      J. CHANGE OF NAME. Borrower will not change its name without giving written notice to CFC thirty (30) days prior to the effective date of any change.

      K. NOTICE OF ADDITIONAL SECURED DEBT. Borrower will notify CFC promptly in writing if it incurs any additional secured indebtedness other than indebtedness to CFC.

      L. FUNDS REQUISITION; USE OF PROCEEDS. Borrower agrees (1) that CFC may rely conclusively upon the interest rate option, interest rate term and other written instructions submitted to CFC in Borrower's written request for an Advance hereunder, (2) that such instructions shall constitute a covenant under this Agreement to repay the Advance in accordance with such instructions, the applicable Note, the Security Agreement and this Agreement, (3) to request Advances only for the purposes set forth herein, and (4) to use the proceeds thereof only in accordance with the terms hereof.

      M. ISSUANCE OF EQUITY INTERESTS. Borrower shall not issue any voting stock or sell, transfer or issue any equity interest in the Borrower without the prior written consent of CFC.

      N. SPECIAL AFFIRMATIVE COVENANTS. Borrower agrees to comply with any special affirmative covenant(s) identified in Schedule 1.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

      SECTION 6. The following shall be "Events of Default" under this
Agreement:

      A. PAYMENT. Borrower shall fail to pay any amount due under the terms of a Note or this Agreement within five (5) Business Days of when the same is be due and payable, whether by acceleration or otherwise;

      B. REPRESENTATIONS AND WARRANTIES. Any representation or warranty made by the Borrower herein, in the Security Agreement or in any certificate or financial statement furnished to CFC hereunder shall prove to be false or misleading in any material respect;

      C. OTHER COVENANTS. Failure of the Borrower to observe or perform any other covenant or agreement contained in this Loan Agreement, in a Note or the Security Agreement, which shall continue for thirty (30) days after written notice thereof shall have been given to the Borrower by CFC;

      D. CORPORATE EXISTENCE. The Borrower shall forfeit or otherwise be deprived of its corporate charter, franchises, permits, easements, consents or licenses required to carry on any material portion of its business;

      E. OTHER OBLIGATIONS. Default by the Borrower in the payment of any obligation, whether direct or contingent, for borrowed money or in the performance or observance of the terms of any instrument pursuant to which such obligation was created or securing such obligation;

      F. BANKRUPTCY. The Borrower or any guarantor of the Borrower's obligations hereunder shall file a petition in bankruptcy or be adjudicated bankrupt or insolvent, or shall make an assignment for the benefit of its creditors, or shall consent to the appointment of a receiver of itself or of its property, or shall institute proceedings for its reorganization, or proceedings instituted by others for its reorganization shall not be dismissed within sixty
(60) days after the institution thereof;

      G. DISSOLUTION OR LIQUIDATION. Other than as provided in subsection F. above, the dissolution or liquidation of the Borrower or any guarantor of the Borrower's obligations hereunder, or failure by the Borrower or any such guarantor promptly to forestall or remove any execution, garnishment or attachment of such consequence as will impair its ability to continue its business or fulfill its obligations and such execution, garnishment or attachment shall not be vacated within sixty (60) days, or

      H. FINAL JUDGMENT. A final judgment in excess of $100,000 shall be entered against the Borrower and shall remain unsatisfied or without a stay for a period of sixty (60) days.

                                   ARTICLE VII

                                    REMEDIES

      SECTION 7. If any of the Events of Default listed in Section 6 hereof shall occur after the date of this Agreement and shall not have been remedied within the grace periods specified therein, the CFC may pursue all rights and remedies available to CFC that are contemplated by this Agreement, the Security Agreement or any of the Notes in the manner, upon the conditions, and with the effect provided in this Agreement, the Security Agreement or any of the Notes, including, but not limited to, a suit for specific performance, injunctive relief or damages. Nothing herein shall limit the right of CFC to pursue all rights and legal and equitable remedies available to a creditor following the occurrence of an Event of Default listed in Section 6 hereof. Each right, power and remedy of CFC shall be cumulative and concurrent, and recourse to one or more rights or remedies shall not constitute a waiver of any other right, power or remedy.

                                  ARTICLE VIII

                                  MISCELLANEOUS

      SECTION 8.1. NOTICES. All notices, requests and other communications provided for herein including, without limitation, and modifications of, or waivers, requests or consents under, this Agreement shall be given or made in writing (including, without limitation, by telecopy) and delivered or telecopied to the intended recipient at the "Address for Notices" specified below, or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when personally delivered or, in the case of a telecopied or mailed notice, upon receipt, in each case given or addressed as provided for herein. The Address for Notices of the respective parties as follows:

         CFC:

         National Rural Utilities Cooperative Finance Corporation
         2201 Cooperative Way
         Herndon, Virginia 20171-3025
         Attention: Senior Vice President - Member Services
         Fax: (703) 709-6776

         Borrower:

         the address set forth in
         Schedule 1 hereto

      SECTION 8.2. EXPENSES. The Borrower will pay all costs and expenses of CFC, including reasonable fees of counsel, incurred in connection with the enforcement of this Agreement, the Note, the Security Agreement and the other instruments provided for herein or with the preparation for such enforcement if CFC has reasonable grounds to believe that such enforcement may be necessary.

      SECTION 8.3. LATE PAYMENTS. If payment of any amount due hereunder is not received at CFC's office in Herndon, Virginia, or such other location as CFC may designate to the Borrower within five (5) Business Days after the due date thereof or such other time period as CFC may prescribe from time to time in its policies of general application in connection with any late payment charge (such unpaid amount being herein called the "delinquent amount", and the period beginning after such due date until payment of the delinquent amount being herein called the "late-payment period"), the Borrower will pay to CFC, in addition to all other amounts due under the terms of a Note, the Security Agreement and this Agreement, any late-payment charge as may be fixed by CFC from time to time on the delinquent amount for the late-payment period.

      SECTION 8.4. FILING FEES. To the extent permitted by law, the Borrower agrees to pay all expenses of CFC (including the fees and expenses of its counsel) in connection with the filing or recordation of the Security Agreement, all financing statements and instruments as may be required by CFC in connection with this Agreement, including, without limitation, any supplements, amendments or restatements thereto, all documentary stamps, recordation and transfer taxes and other costs and taxes incident to recordation of any document or instrument in connection herewith. Borrower agrees to save harmless and indemnify CFC from and against any liability resulting from the failure to pay any required documentary stamps, recordation and transfer taxes, recording costs, or any other expenses incurred by CFC in connection with this Agreement. The provisions of this subsection shall survive the execution and delivery of this Agreement and the payment of all other amounts due hereunder or due on a Note.

      SECTION 8.5. NO WAIVER. No failure on the part of CFC to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof nor shall any single or partial parties exercise by CFC of any right hereunder preclude and other or further exercise thereof or the exercise of any other right.

      SECTION 8.6. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

      (A) THE PERFORMANCE AND CONSTRUCTION OF THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA.

      (B) BORROWER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES COURTS LOCATED IN VIRGINIA AND OF ANY STATE COURT SO LOCATED FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE ESTABLISHING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A

COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

      (C) THE BORROWER AND CFC HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      SECTION 8.7. HOLIDAY PAYMENTS. If any payment to be made by the Borrower hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment.

      SECTION 8.8. MODIFICATIONS. No modification or waiver of any provision of this Agreement or a Note, and no consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing by the party granting such modification, waiver or consent.

      SECTION 8.9. MERGER AND INTEGRATION. This Agreement (including the Recitals and all exhibits and schedules hereto), the instructions contained in the written funds requisition statement with respect to each Advance, and matters incorporated by reference herein together contain the entire agreement of the parties hereto with respect to the matters covered and the transactions contemplated hereby.

      SECTION 8.10. HEADINGS. The headings and sub-headings contained in the titling of this Agreement are intended to be used for convenience only and do not constitute part of this Agreement.

      SECTION 8.11. SEVERABILITY. If any term, provision or condition, or any part thereof, of this Agreement, any Note or the Security Agreement shall for any reason be found or held invalid or unenforceable by any government agency or court of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition nor any other term, provision or condition, and this Agreement, and Note, and the Security Agreement shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.

      SECTION 8.12. RIGHT OF SETOFF. Upon the occurrence and during the continuance of any Event of Default, CFC is hereby authorized at any time and from time to time, without prior notice to the Borrower, to exercise rights of setoff or recoupment and apply any and all amounts held, or hereafter held, by CFC or owed to the Borrower or for the credit or account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing hereunder or under any Note. CFC agrees to notify the Borrower promptly after any such setoff or recoupment and the application thereof, provided that the failure to give such notice shall not affect the validity of such setoff, recoupment or application. The rights of CFC under this section are in addition to any other rights and remedies (including other rights of setoff or recoupment) which CFC may have. Borrower waives all rights of setoff, deduction, recoupment or counterclaim.

      SECTION 8.13. PRIOR LOAN DOCUMENTS. It is understood and agreed that with respect to all long-term loan agreements previously entered into by and between CFC and Borrower and all promissory notes thereto secured under the Security Agreement (both hereinafter being referred to as "Prior Loan Documents") the Borrower shall be required, after the date hereof, to meet reporting and financial covenants as set forth in this Agreement rather than those set forth in the Prior Loan Documents. In the event of any conflict between any reporting and financial covenant set forth in a Prior Loan Document and any reporting and financial covenant in this Agreement, the requirements as set forth in this Agreement shall apply. Nothing in this section shall, however, eliminate or modify any special condition, special affirmative covenant or special negative covenant, if any, unless specifically agreed to in writing by CFC. Furthermore, the interest rate options available to Borrower as set forth in this Agreement shall supersede the interest rate options as set forth in any Prior Loan Documents.

      SECTION 8.14. SCHEDULE 1. Schedule 1 attached hereto is an integral part of this Agreement.

      SECTION 8.15 RESCISSION FEE. The Borrower may elect not to borrow all or any portion of the CFC Commitment in which event CFC shall release the Borrower from its obligation hereunder, provided the Borrower complies with such terms and conditions as CFC may impose for such release including, without limitation, payment of any rescission fee that CFC may from time to time prescribe, pursuant to its policies of general application.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        CAP ROCK COOPERATIVE FINANCE CORPORATION
(SEAL)
                                            By: /s / John D. Parker
                                                --------------------------------

                                            Title: President
                                                   -----------------------------

Attest: /s/ Sharon A. Hoelscher
       --------------------------------
       Secretary


                                            NATIONAL RURAL UTILITIES
                                            COOPERATIVE FINANCE CORPORATION

                                            By: /s/ Cindy Tracy
                                                --------------------------------
                                                Assistant Secretary-Treasurer

Attest: [ILLEGIBLE]
       --------------------------------
       Assistant Secretary-Treasurer

                                   SCHEDULE 1

1. The aggregate "CFC Commitment" is $5,896,985.00. Within this aggregate amount, Borrower may, at its discretion, execute one or more Notes, each Note representing a separate loan with CFC and containing a face amount and Maturity Date in accordance with the terms, conditions and provisions of this Agreement. Borrower shall use the proceeds of this for re-lending the NewCorp Resources Electric Cooperative, Inc.

2. The "Security Agreement" shall mean the Security Agreement dated as of even date herewith between the Borrower and CFC, as it may have been or shall be supplemented, amended, consolidated, or restarted from time to time.

3.    The "Payment Date" months are February, May, August and November.

4. The date of the Borrower's balance sheet referred to in Section 3.H. is December 31, 1998.

5. The chief executive office of the Borrower referred to in Section 3.I. is 500 West Wall Street, Suite 400, Midland, TX 79701-1601.

6. The location of the Collateral, referred to in Section 3.J., is Midland County in the State of Texas.

7.    The special condition(s) referred to in Section 4.I. is (are): None

8.    The special affirmative covenant(s) referred to in Section 5.N. is (are):
      None

9.    The governmental authority referred to in Section 3.L. is: N/A.

10. The guarantor referred to in Section 4.J. Is Cap Rock Electric Cooperative, Inc.

11.   The DSC ration referred to in Section 5.B. is 1.15.

12. The address for notices to the Borrower referred to in Section 8.1 is 500 West Wall Street, Suite 400, Midland, TX 79701-1601.

13. The Borrower selects the following number of Loans, the amount of each Loan, and the amortization method and/or Amortization Basis Date for each
      Loan:


---------------  --------------------  ---------------------------------
  LOAN NUMBER           AMOUNT          AMORTIZATION METHOD/BASIS DATE
---------------  --------------------  ---------------------------------
  TX 703-A-9003     $5,896,985.00          Level principal payments.
---------------  --------------------  ---------------------------------